UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2014

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-23265	94-3267443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8510 Colonnade Center Drive Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 862-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Data Presentations at American College of Gastroenterology 2014 Annual Scientific Meeting

Today, Salix Pharmaceuticals, Ltd. (the “Company”) announced that presentations related to research of two of the Company’s products are scheduled to take place during the American College of Gastroenterology 2014 Annual Scientific Meeting, which is being held in Philadelphia, Pennsylvania from October 17-22. A copy of the press release is attached hereto as Exhibit 99.1.

Amendments to Rifaximin Supply Agreement

On July 30, 2014 and September 4, 2014, Salix Pharmaceuticals, Inc. (“Salix Inc.”) amended its supply agreement, dated June 24, 1996, with Alfa Wassermann, S.p.A. (“Alfa”) for rifaximin (the “Rifaximin Supply Agreement”), which is the active pharmaceutical ingredient in Xifaxan®. The amendments make certain changes to the pricing and termination provisions of the Rifaximin Supply Agreement and are attached hereto as Exhibits 10.1 and 10.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Amendment Number Three to Supply Agreement, dated July 30, 2014, between Salix Inc. and Alfa.

10.2*	Amendment Number Four to Supply Agreement, dated September 4, 2014, between Salix Inc. and Alfa.

99.1	Press release, dated October 17, 2014.

*	The Company has requested confidential treatment with respect to portions of this exhibit. Those portions have been omitted from the exhibit and filed separately with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 17, 2014	SALIX PHARMACEUTICALS, LTD.

	By:	/s/ William C. Bertrand
William C. Bertrand
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Amendment Number Three to Supply Agreement, dated July 30, 2014, between Salix Inc. and Alfa.

10.2*	Amendment Number Four to Supply Agreement, dated September 4, 2014, between Salix Inc. and Alfa.

99.1	Press release, dated October 17, 2014.

*	The Company has requested confidential treatment with respect to portions of this exhibit. Those portions have been omitted from the exhibit and filed separately with the U.S. Securities and Exchange Commission.